SUPPLEMENT TO APPLICATION FOR LIFE INSURANCE Flexible Premium Variable Adjustable Life	Lincoln Benefit Life Company P.O. Box 80469, Lincoln, NE 68501-0469 Phone: 1-800-865-5237 FAX: 1-866-525-5433
1. GENERAL INFORMATION
Proposed Primary Insured:
2. OPTIONAL RIDER(S)
☐ Coverage Guarantee Rider*

* Your payments will determine if you qualify for the Lifetime Coverage Guarantee or the Extended Coverage Guarantee as provided by this rider. If the rider is not selected, the Safety Net Premium Guarantee will apply. Rider(s) may not be available in all states. Additional charges and restrictions may apply. Please see prospectus and rider for details.

3. INVESTMENT OPTIONS

Complete either Section A or B below to establish allocations for your initial premium, subsequent premiums, Dollar Cost Averaging (if selected), and Portfolio Rebalancing (if selected). Expense sweep deductions will be taken from each investment option pro-rata based on account value. If a different investment option allocation is desired for any of these allocations, please complete the Request for Values form. If selecting Dollar Cost Averaging, please indicate the source Sub-Account to transfer money from in Section 4.

☐ A. CUSTOM ALLOCATION

Complete this section to allocate funds to the investment options. A maximum of 21 Sub-Accounts (or 20 Sub-Accounts plus the Fixed Account) may be selected. Allocations must be in whole percentages and add up to 100%.

FIXED ACCOUNT

____% Fixed Account

MONEY MARKET

____% Putnam VT Money Market

____% Van Kampen LIT Money Market

BOND

____% FTVIP Franklin U.S. Government

____% Oppenheimer Core Bond/VA

____% Oppenheimer Strategic Bond/VA

____% Putnam VT Income

HIGH YIELD

____% Lord Abbett Series Fund -Bond - Debenture

____% Oppenheimer High Income/VA

____% Putnam VT High Yield

BALANCED

____% Fidelity VIP Freedom 2010

____% Fidelity VIP Freedom 2020

____% Fidelity VIP Freedom 2030

____% Fidelity VIP Freedom Income

____% FTVIP Franklin Income Securities

____% Oppenheimer Balanced/VA

____% Putnam VT The George Putnam Fund of Boston

____% Putnam VT Global Asset Allocation

____% Van Kampen UIF Equity and Income

LARGE CAP VALUE

____% FTVIP Franklin Growth and Income Securities

____% FTVIP Mutual Shares Securities

____% Lord Abbett Series Fund - All Value

____% Lord Abbett Series Fund - Growth and Income

____% Putnam VT Growth and Income

____% Putnam VT New Value

____% Van Kampen LIT Comstock

____% Van Kampen LIT Growth and Income

LARGE CAP BLEND

____% Fidelity VIP Index 500

____% FTVIP Franklin Large Cap Growth Securities

____% Oppenheimer Main Street®/VA

____% Putnam VT Investors

LARGE CAP GROWTH

____% Fidelity VIP Contrafund®

____% Fidelity VIP Growth Stock

____% Oppenheimer Capital Appreciation/VA

____% Putnam VT Voyager

____% Van Kampen LIT Strategic Growth

____% Van Kampen UIF Equity Growth

MID CAP

____% Lord Abbett Series Fund - Mid- Cap Value

____% Van Kampen UIF U.S. Mid Cap Value

SMALL CAP

____% FTVIP Franklin Small Cap Value Securities

GLOBAL AND INTERNATIONAL

____% FTVIP Mutual Discovery Securities

____% FTVIP Templeton Developing Markets Securities

____% FTVIP Templeton Foreign Securities

____% Oppenheimer Global Securities/VA

____% Putnam VT International Equity

____% Van Kampen UIF Global Franchise

SPECIALTY

____% Van Kampen UIF Emerging Markets Debt

____% Van Kampen UIF U.S. Real Estate

100% TOTAL

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☐ B. SelectBalanceSM ASSET ALLOCATION PROGRAM

Select one of the following Ibbotson ETF Asset Allocation Sub-Accounts if you wish to participate in the Asset Allocation Program. In addition to an Ibbotson ETF Asset Allocation Sub-Account, the Money Market Sub-Account and/or Fixed Account may also be selected; no other investment options can be used with the Asset Allocation Program. Allocations to an Ibbotson ETF Asset Allocation Sub-Account, Money Market Sub-Account and/or Fixed Account must be in whole percentages and add up to 100%.

___% ☐Conservative ☐Income & Growth ☐Balanced ☐Growth ☐Aggressive Growth

___% ☐ Money Market

___% ☐ Fixed Account

100 % TOTAL

4. OPTIONAL PROGRAMS

Allocations for Portfolio Rebalancing or Dollar Cost Averaging will be set according to the selections in Sections 3A or 3B above. Note: Portfolio Rebalancing and Dollar Cost Averaging cannot be used at the same time. If an allocation different from what is selected in Section 3 is desired, please complete the Request for Values form.

☐    PORTFOLIO REBALANCING

Rebalance my policy value to the allocations selected in Section 3 above.

Frequency: ☐Monthly ☐Semiannual ☐Quarterly ☐Annual

☐    DOLLAR COST AVERAGING (DCA)

Transfer $ ___ ($100 minimum) from the _______ (only one Sub-Account or the Fixed Account may be selected) to the allocations selected in Section 3 above.

Frequency: ☐ Monthly ☐Semiannual ☐Quarterly ☐ Annual

5. IMPORTANT INFORMATION AND SIGNATURES

For Applicants in Arkansas, District of Columbia, Kentucky, Louisiana, Maine, New Mexico, Ohio, Pennsylvania, and Tennessee:

Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

For Applicants in Colorado: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the Company. Penalties may include imprisonment, fines, denial of insurance, or civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading information to a policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado division of insurance within the department of regulatory agencies.

For Applicants in Florida: ANY PERSON WHO KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD OR DECEIVE ANY INSURER FILES A STATEMENT OF CLAIM OR AN APPLICATION CONTAINING ANY FALSE, INCOMPLETE OR MISLEADING INFORMATION IS GUILTY OF A FELONY OF THE THIRD DEGREE.

For Applicants in New Jersey: Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.

For Applicants in Virginia and Washington: It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

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TRANSFER AUTHORIZATION

I authorize Lincoln Benefit Life Company (“LBL”) to act upon the written or telephone instructions from the person named below to 1) change the allocation of payments and deductions between and among the Sub-Accounts; and 2) transfer amounts among the Sub-Accounts. Neither LBL nor any person authorized by us will be responsible for any claim, loss, liability, or expense in connection with such transfer authorization if LBL, or its employees, acts upon transfer instructions in good faith. LBL may establish procedures to determine the proper identification of the person requesting the transfer.

☐ Yes ☐ No

Authorized Person (please print): _________________

SUITABILITY

☐ Check this box if you do not wish to provide this information.

Annual Earnings: ☐ $25,000-$50,000 ☐ $50,000-$100,000 ☐ $100,000-$200,000 ☐ Over $200,000

Net Worth: ☐ $25,000-$75,000 ☐ $75,000-$125,000 ☐ $125,000-$250,000 ☐ Over $250,000

Financial Objectives in Addition to Death Benefit Protection:

☐ Preservation of Capital ☐ Long Term Growth ☐ Maximum Capital Appreciation

Other _______________________

I/We understand that:

THE AMOUNT OR DURATION OF THE DEATH BENEFIT PROVIDED BY THIS POLICY WHEN BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT IS VARIABLE AND NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT. THE POLICY VALUE RESULTING FROM PREMIUMS ALLOCATED TO THE SEPARATE ACCOUNT WILL DECREASE AND INCREASE BASED ON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT.

The undersigned represent that I/we have received a current prospectus for the policy, believe this product is suitable, and that all statements and answers on this Supplement to Application are made part of the application and that such are complete, and correctly recorded to the best of my/our knowledge and belief.

____________________ Date ________________________

Signature(s) of Owner(s) (MM/DD/YYYY)

___________________

Registered Representative

6. AGENT INFORMATION
Choose Option: ☐ OPTION A ☐ OPTION B Broker/Dealer ___________________ Telephone _____________

1. GENERAL INFORMATION

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